THE REGISTERED HOLDER OF THIS CLASS A WARRANT, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS CLASS A WARRANT EXCEPT AS HEREIN PROVIDED.


Class A Warrant No. _______


                      CLASS A COMMON STOCK PURCHASE WARRANT

                 For the Purchase of ____ Shares of Common Stock

                                       of

                        COOPER INTERNATIONAL GROUP, INC.

                            (a Delaware corporation)

1.      CLASS A WARRANT.

        THIS CERTIFIES THAT, in consideration of $____________ duly paid by or on behalf of ______________ (the "Holder"), as registered owner of this Class A Common Stock Purchase Warrant (the "Class A Warrant"), to COOPER INTERNATIONAL GROUP, INC. (the "Company"), the Holder is entitled, at any time during the three year period (the "Exercise Period") commencing on the second anniversary of the closing of an initial public offering of securities of the Company (an "IPO"), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to _____ shares of Common Stock, $.001 par value (the "Common Stock"), of the Company. This Class A Warrant shall be initially exercisable as to each share of Common Stock covered hereby at $3.00 per share (the "Exercise Price"). The term "Exercise Price" shall mean the initial exercise price or such exercise price, as adjusted or converted (pursuant to Section 6 hereof) in the manner provided herein, depending on the context. As more fully set forth in
Section 6 hereof, in the event that the Company consummates an IPO, and the securities offered and sold in the IPO include warrants, on the closing date of the IPO, the Exercise Price with respect to each share of Common Stock covered by the Class A Warrant represented hereby will automatically be converted into the exercise price per share of the warrants offered and sold to the public in the IPO.

        This Class A Warrant is one of the Class A Warrants being issued by the Company in connection with the Company's private placement to accredited investors (the "Private Placement") of units consisting of an aggregate of (i) 2,000,000 Class A Warrants to purchase up to 2,000,000 shares of Common Stock and (ii) 250,000 Class B Common Stock Purchase Warrants to purchase up to 250,000 shares of Common Stock.

2.      EXERCISE.

        In order to exercise this Class A Warrant, the exercise form attached hereto must be duly executed, completed and delivered to the Company at its principal office as set forth in Section 8.4 hereof during the Exercise Period, together with this Class A Warrant and payment of the Exercise Price for the shares of the Common Stock being purchased. The Company shall issue a certificate or certificates evidencing the shares of Common Stock which are the subject of any such exercise as soon as practicable after its receipt of an exercise form. The Holder shall not have any rights whatsoever as a stockholder of the Company until such time as the certificate or certificates evidencing shares of Common Stock issuable upon exercise of this Class A Warrant have been issued by the Company upon due exercise of this Class A Warrant by the Holder. If the rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern Time, on the last day during the Exercise Period, this Class A Warrant shall become and be void and without further force or effect and all rights represented hereby shall cease and expire.

3.         RESTRICTIONS ON TRANSFER; REGISTRATION OF TRANSFERS.

        3.1 RESTRICTIONS ON TRANSFER. The registered Holder of this Class A Warrant, by its acceptance hereof, agrees that prior to any proposed transfer of all or any part of this Class A Warrant or any securities purchased upon the exercise of this Class A Warrant, if such transfer is not made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), such holder will, if requested by the Company, deliver to the
Company:

        (i) an opinion of counsel reasonably satisfactory in form and substance to the Company that the Class A Warrant or the securities purchased upon the exercise of the Class A Warrant may be transferred without registration under the Act;

        (ii) an agreement by the proposed transferee to the impression of the restrictive investment legend set forth below on the Class A Warrant or the securities to be received;

        (iii) an agreement by such transferee that the Company may place a notation in the stock books of the Company or a "stop transfer order" with any transfer agent or registrar with respect to the securities purchased upon exercise of the Class A Warrant; and

        (iv) an agreement by such transferee to be bound by the provisions of this Section 3 relating to the transfer of such Class A Warrant or the securities purchased upon exercise of such Class A Warrant.

        Each Class A Warrant holder agrees that each Class A Warrant and each certificate representing securities purchased upon exercise of this Class A Warrant shall bear legends as follows unless such securities have been registered under the Act:

        "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act."

        "The securities represented by this certificate may not be publicly offered for sale, sold or otherwise transferred for a period commencing on June 21, 1996 [the Closing Date of this offering] and ending twenty four (24 months) following the closing of the initial public offering of Cooper International Group, Inc., without the prior approval of State Street Capital Markets Corp."

                           FOR GEORGIA RESIDENTS ONLY

        "These securities have been issued or sold in reliance on paragraph (13) of code Section 10-5-9 of the 'Georgia Securities Act of 1973,' and may not be sold or transferred except in a transaction which is exempt under such Act or pursuant to an effective registration under such Act".


        3.2 REGISTRATION OF TRANSFERS. In order to make any permitted transfer or assignment of this Class A Warrant, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with this Class A Warrant and payment of all transfer taxes, if any, payable in connection therewith. Upon receipt of such form and this Class A Warrant, the Company shall immediately transfer this Class A Warrant or any part thereof specified in the assignment form, on the books of the Company and shall execute and deliver a new warrant or warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the number of shares of Common Stock purse hereunder or such portion of such number as shall be contemplated by such assignment.

4.      NEW CLASS A WARRANTS TO BE ISSUED.

        4.1 PARTIAL EXERCISE OR TRANSFER. Subject to the restrictions in Section 3 hereof, ---------------------------- this Class A Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon delivery to the Company of this Class A Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay the Exercise Price and any required transfer tax, the Company shall promptly cause to be delivered to the Holder without charge a new Class A Warrant or new warrants of like tenor with this Class A Warrant in the name of the Holder evidencing the right to purchase, in the aggregate, the remaining number of underlying shares of Common Stock purchasable hereunder after giving effect to any such partial exercise or assignment.

        4.2 LOST CERTIFICATE. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Class A Warrant and of an indemnification by the Holder in favor of the Company, reasonably satisfactory to it, the Company shall execute and deliver to the Holder a new warrant of like tenor and date.

5.      ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES.

        5.1 SUBDIVISION AND COMBINATION. In case the Company shall at any time during the Exercise Period subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

        5.2 ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 5, the number of shares of Common Stock issuable upon the exercise of this Class A Warrant shall be adjusted to the nearest full number obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Class A Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

        5.3 RECAPITALIZATION. For the purpose of this Class A Warrant, the term "Common Stock" shall also mean any other class of stock resulting from successive changes or reclassifications of Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

        5.4 MERGER OR CONSOLIDATION. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock) during the Exercise Period, the corporation formed by or resulting from such consolidation or merger shall execute and deliver to the Holder(s) a supplemental warrant providing that the holder of each warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such warrant) to receive, upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrants might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrants shall provide for adjustments which shall be identical to the adjustments provided in Section 5. The above provision of this Section shall similarly apply to successive consolidations or mergers.

        5.5 NO ADJUSTMENT OF EXERCISE PRICE IN CERTAIN CASES. No adjustment of the Exercise Price shall be made:

                (i) upon the issuance of the Class A and Class B Warrants (including shares of Common Stock issued upon exercise of those warrants) issued in connection with the Private Placement;

                (ii) upon the issuance of shares of Common Stock and warrants (including shares of Common Stock issued upon exercise of those warrants) issued in connection with an IPO;

                (iii) upon the issuance or sale of shares of Common Stock issuable upon the exercise of any stock options granted under any stock option plan of the Company; or

                (iv) if the amount of said adjustment shall be less than two cents ($.02) per share of Common Stock, provided, however, that in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents ($.02) per share of Common Stock.

        5.6 REDEMPTION OF CLASS A WARRANTS. This Class A Warrant cannot be redeemed by the Company without the prior written consent of the Holder.

        Under certain circumstances, as more fully set forth in the Company's Confidential Term Sheet, dated April 29, 1996, as amended on May 28, 1996, TDA Industries, Inc., the Company's parent, has agreed to purchase this Class A Warrant from the Holder.

        5.7 DIVIDENDS AND OTHER DISTRIBUTIONS. In the event that the Company shall at any time during the Exercise Period prior to the exercise in full of this Class A Warrant declare a non-cash dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value other than cash, the Holder of this Class A Warrant shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Class A Warrant, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that it would have been entitled to receive at the time of such dividend or distribution as if the Class A Warrant had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 5.7.

        5.8 ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Class A Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof.

6.      CONVERSION OF EXERCISE PRICE AND REGISTRATION UNDER THE ACT.

           (a) In the event the Company consummates an IPO with State Street Capital Markets Corp. acting as an underwriter, and the securities offered in the IPO include warrants which are exercisable to purchase shares of Common Stock ("IPO Warrants"), on the closing date of the IPO the Exercise Price with respect to the Class A Warrant represented hereby will automatically be converted to the exercise price per share of the IPO Warrants, with no action needed on the part of the Holder hereof.

           (b) The Company agrees that, in an IPO, it shall register for resale under the Act (i) this Class A Warrant and (ii) the shares of Common Stock issuable upon exercise of this Class A Warrant.

           (c) The registration referred to in Section 6(b) above shall be at the Company's sole expense, except that the Company shall not be responsible for fees or disbursements of counsel to the Holder (if any) or for underwriting discounts, selling commissions or expense allowances attributable to any sales of this Class A Warrant or the shares of Common Stock issuable upon the exercise thereof. During the Exercise Period, the Company shall comply with all laws, rules and regulations under the Federal securities laws applicable to the Company necessary to permit the public sale of the Class A Warrant or the shares of Common Stock acquired upon the exercise thereof, including, without limitation, all reporting and prospectus delivery requirements thereunder. Additionally, in connection with the registration referred to in Section 6(b) above, the Company will, at its expense, take all necessary action which may be required in qualifying or registering this Class A Warrant or the shares acquired upon the exercise thereof, under the securities or Blue Sky laws of such number of states as are reasonably requested by the Holder, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

7. RESERVATION. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of the Class A Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Class A Warrant and payment of the Exercise Price therefor, all shares of Common Stock and other securities, properties and rights issuable upon such exercise shall be duly and validly issued, fully paid and nonassessable and not subject to preemptive rights of any stockholder.

8.      CERTAIN NOTICE REQUIREMENTS.

        8.1 HOLDER'S RIGHT TO RECEIVE NOTICE. Nothing herein shall be construed as conferring upon the Holder the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter. The Holder shall not have any right whatsoever as a stockholder of the Company until such time as the certificate or certificates evidencing shares of Common Stock issuable upon exercise of this Class A Warrant have been issued by the Company upon due exercise of this Class A Warrant by the Holder. If, however, at any time prior to the expiration of the Class A Warrant and its exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

        8.2 EVENTS REQUIRING NOTICE. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall declare a record date to calculate the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash as set forth in Section 5.7, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed, or (iv) a merger or consolidation pursuant to Section 5.4 hereof.

        8.3 NOTICE OF CHANGE IN EXERCISE PRICE. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 5 hereof, send notice to the Holder of such event and change (the "Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's Chief Executive Officer and Treasurer.

        8.4 TRANSMITTAL OF NOTICES. All notices, requests, consents and other communications under this Class A Warrant shall be in writing and shall be deemed to have been duly given or made when hand delivered, or when delivered by responsible overnight courier or by registered or certified mail, return receipt requested, addressed as set forth below.

                (i)     If to the registered Holder of this Class A Warrant, to:

                        with a copy to:

                        Robert L. Blessey, Esq.
                        51 Lyon Ridge Road
                        Katonah, New York 10536

                (ii)    if to the Company, to:

                        Cooper International Group, Inc.
                        122 East 42nd Street, Suite 1116
                        New York, New York 10168
                        Attention: Douglas P. Fields

                        with a copy to:

                        Parker Chapin Flattau & Klimpl, LLP
                        1211 Avenue of the Americas
                        New York, New York 10036
                        Attention: Henry I. Rothman, Esq.

Either of the Holder or the Company may change the foregoing address by notice given pursuant to this Section 8.4.

9.      MISCELLANEOUS.

        9.1 AMENDMENTS. All material modifications or amendments to this Class A Warrant shall require the written consent of the party against whom enforcement of the modification or amendment is sought.

        9.2 HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Class A Warrant.

        9.3 ENTIRE AGREEMENT. This Class A Warrant (together with the other agreements and documents heretofore or hereinafter delivered pursuant to or in connection with this Class A Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

        9.4 BINDING EFFECT. This Class A Warrant shall inure solely to the benefit of and shall be binding upon the Holder and the Company and their permitted assignees, respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Class A Warrant or any provisions herein contained.

        9.5 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Class A Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to the conflict of laws provisions thereof. Any action, proceeding or claim against the Company or the Holder arising out of, or relating in any way to this Class A Warrant shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and the Company and the Holder irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The Holder and the Company waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover from the other party all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Holder and the Company waive their right to trial by jury.

        9.6 WAIVER, ETC. The failure of the Company or the Holder to at any time enforce any of the provisions of this Class A Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Class A Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Class A Warrant. No waiver of any breach, noncompliance or nonfulfillment of any of the provisions of this Class A Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, noncompliance or nonfulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, noncompliance or nonfulfillment.

        9.7 SEVERABILITY. In the event that any provision of this Class A Warrant shall be determined to be illegal or unenforceable, the remaining provisions of this Class A Warrant shall remain binding and in full force and effect.

        IN WITNESS WHEREOF, the Company has caused this Class A Warrant to be signed by its duly authorized officer on the 21st day of June, 1996.


COOPER INTERNATIONAL GROUP, INC.


By:______________________________
      Douglas P. Fields
      President and Chief Executive Officer

Form to be used to exercise Class A Warrant:

COOPER INTERNATIONAL GROUP, INC.
122 East 42nd Street, Suite 1116
New York, New York 10168

Date: ________________, 19__

        The Undersigned hereby elects irrevocably to exercise the within Class A Warrant and to purchase __________ shares of Common Stock of Cooper International Group, Inc. and hereby makes payment of $_____________ (at the rate of $______________ per share) in payment of the Exercise Price pursuant thereto. Please issue the shares as to which this Class A Warrant is exercised in accordance with the instructions given below.


                                     Signature



                                     __________________________________________
                                     Signature Guaranteed

                                     Print Name, Address and Social Security or
                                     Taxpayer Identification Number:

                                     __________________________________________

                                     __________________________________________

                                     __________________________________________

                                     __________________________________________



                   INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name  _________________________________________________________________________
                            (Print in Block Letters)

Address  ______________________________________________________________________

        NOTICE: The signature to this form must correspond with the name as written upon the face of the within Class A Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

Form to be used to assign Class A Warrant:

                                   ASSIGNMENT

        (To be executed by the registered Holder to effect a transfer of all or part of the within Class A Warrant):

        FOR VALUE RECEIVED,  ________________________________  does hereby sell, assign and transfer unto __________________________ the right to purchase ____________ shares of Common Stock of Cooper International Group, Inc. (the "Company") evidenced by the within Class A Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:__________________, 199_


                                     __________________________________________
                                     Signature



                                     __________________________________________
                                     Signature Guaranteed


        NOTICE: The signature to this form must correspond with the name as written upon the face of the within Class A Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.